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                                                                     EXHIBIT 5.2
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                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                           NEW YORK, NEW YORK 10038
                           Telephone: (212) 504-6000
                              Fax: (212) 504-6666



                               November 14, 1996

CS First Boston Mortgage
  Securities Corp.
55 East 52nd street
New York, New York  10055


      Re:  Conduit Mortgage and Manufactured Housing Contract Pass-Through
           ---------------------------------------------------------------
           Certificates
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Ladies and Gentlemen:

          We have acted as your counsel in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates ("Certificates") to be sold by CS First Boston Mortgage Securities Corp. (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a pooling and servicing agreement ("Pooling and Servicing Agreement") between the Company and a servicer (the "Servicer") and a trustee (the "Trustee") to be identified in the Prospectus Supplement for such Series of Certificates. Forms of Pooling and Servicing Agreements are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement.

          In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the forms of Prospectus Supplement included therein; (2) the forms of the Pooling and Servicing Agreement included as exhibits to the Registration Statement; and
(3) such other documents, materials, and



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authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

          In rendering the opinions herein we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York (without regard to conflicts of laws principles).

          Based on and subject to the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, the Servicer and the Trustee, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

          2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, the Servicer and the Trustee, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and "Legal Matters" in the Prospectus Supplement forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                              Very truly yours,

                              /s/ CADWALADER, WICKERSHAM & TAFT

                              CADWALADER, WICKERSHAM & TAFT